Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 26, 2008, relating to the consolidated financial statements of HF Financial Corp. appearing in the Annual Report on Form 10-K of HF Financial Corp. for the year ended June 30, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Eide Bailly LLP

Sioux Falls, South Dakota
December 22, 2008